Exhibit 4.2

Blackstone Mortgage Trust, Inc.

as Issuer

The Bank of New York Mellon Trust Company, N.A.

as Trustee and Conversion Agent

Fourth Supplemental Indenture

Dated as of March 29, 2022

to the Senior Debt Indenture

Dated as of November 25, 2013

5.50% Convertible Senior Notes due 2027

Section 9.08	Execution in Counterparts and Electronic Execution	45
Section 9.09	Notices	45
Section 9.10	Ratification of Base Indenture	45
Section 9.11	The Trustee	45
Section 9.12	No Recourse Against Others	45

SCHEDULE

Schedule A Additional Shares

EXHIBIT

Exhibit A Form of Security

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 29, 2022, between Blackstone Mortgage Trust, Inc., a Maryland corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee hereunder and under the Senior Debt Indenture dated as of November 25, 2013, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”), and as conversion agent (the “Conversion Agent”) hereunder.

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured senior debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 9.01(h) of the Base Indenture provides for the Company and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Section 2.01 of the Base Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 5.50% Convertible Senior Notes due 2027 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Securities, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall, with respect to the Securities, supersede any corresponding provisions in the Base Indenture. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Securities and govern the rights of the Holders of the Securities and the obligations of the Company and the Trustee with respect thereto.

Section 1.02 Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular; and

(ii) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.

“Additional Shares” has the meaning specified in Section 4.06(a) hereof.

“Adequate Cash Conversion Provisions” has the meaning specified in Section 3.07(d).

“Agent Members” has the meaning specified in Section 2.02(c) hereof.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

“Authorized Officers” has the meaning specified in Section 9.06(b) hereof.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Bid Solicitation Agent” means the Company or such other Person as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 4.01(b)(2) hereof. Initially, the “Bid Solicitation Agent” means the Company.

“Business Day” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash Settlement” has the meaning specified in Section 4.03(a)(4) hereof.

“Clause A Distribution” has the meaning specified in Section 4.04(c) hereof.

“Clause B Distribution” has the meaning specified in Section 4.04(c) hereof.

“Clause C Distribution” has the meaning specified in Section 4.04(c) hereof.

“Close of Business” means 5:00 p.m., New York City time.

“Combination Settlement” has the meaning specified in Section 4.03(a)(4) hereof.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means, subject to Section 4.07, the shares of class A common stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof.

“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Section 10.02 of the Base Indenture, shall include its successors and assigns.

“Conversion Agent” means the office or agency designated by the Company where Securities may be presented for conversion.

“Conversion Date” has the meaning specified in Section 4.02(b) hereof.

“Conversion Notice” has the meaning specified in Section 4.02(b) hereof.

“Conversion Price” means, in respect of each Security, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 27.5702 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity.

“Daily Conversion Value” means, with respect to any Security as to which Cash Settlement or Combination Settlement is applicable, for each of the 25 consecutive VWAP Trading Days during the Observation Period, one-twenty-fifth (1/25th) of the product of (i) the Conversion Rate in effect on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Measurement Value” has the meaning specified in Section 4.03(a)(6)(A) hereof.

“Daily Settlement Amount” has the meaning specified in Section 4.03(a)(6) hereof.

“Daily VWAP” means, with respect to any Security as to which Cash Settlement or Combination Settlement is applicable, for any VWAP Trading Day, the per-share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BXMT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“DTA” has the meaning specified in Section 4.04(d) hereof.

“Effective Date” means the first date on which the shares of Common Stock trade on the Relevant Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Electronic Means” has the meaning specified in Section 9.06(b) hereof.

“Event of Default” has the meaning, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, specified in Section 6.02 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the Relevant Exchange, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock on the Relevant Exchange (in the form of due bills or otherwise) as determined by the Relevant Exchange.

“Final Conversion Period” means the period beginning on, and including, the 35th Scheduled Trading Day immediately preceding the Maturity Date, and ending at the Close of Business on the second Scheduled Trading Day immediately prior to the Maturity Date.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Security attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation other than those excluded under clause (2) below) the result of which is that any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) becomes the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(2) the consummation of (x) any consolidation or merger between the Company and another Person or (y) any sale or other disposition in one transaction or a series of related transactions of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than any of the Company’s Subsidiaries), in each case pursuant to which the Common Stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of the Company’s Common Equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event, or (ii) effected solely to change the Company’s jurisdiction of incorporation or to form a holding company for the Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common shares of the surviving entity;

(3) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(4) the Common Stock ceases to be listed on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests that are traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a “Fundamental Change” under clause (1) or (2) above (“Publicly Traded Securities”), and as a result of such transaction or transactions, such Publicly Traded Securities, excluding cash payments for fractional shares, become Reference Property for the Securities, such event shall not be a “Fundamental Change.” Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (1) and clause (2) above (determined without regard to clause (i) in clause (2) above) will be deemed to be a Fundamental Change solely under clause (2) above.

“Fundamental Change Company Notice” has the meaning specified in Section 3.07(b) hereof.

“Fundamental Change Expiration Time” has the meaning specified in Section 3.07(a) hereof.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.07(a) hereof.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.07(a) hereof.

“Fundamental Change Purchase Price” has the meaning specified in Section 3.07(a) hereof.

“Global Security” means a Security which is executed by the Company and authenticated and delivered to the Depositary or its nominee, all in accordance with the Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent the amount of uncertificated Securities as specified therein.

“Holder” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Person in whose name a Security is registered in the Security Register.

“Indenture” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Base Indenture, as originally executed and as supplemented by this Supplemental Indenture, each as may be amended or supplemented from time to time.

“Interest Payment Date” means, with respect to the payment of interest on the Securities and notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, each March 15 and September 15 of each year, beginning on September 15, 2022.

“Instructions” has the meaning specified in Section 9.06(b) hereof.

“Issue Date” means, with respect to the Securities, March 29, 2022.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the Relevant Exchange. If the Common Stock is not listed for trading on a Relevant Exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions to or exclusions from such definition, but without regard to the exclusion in subclause (i) of clause (2) of the definition thereof.

“Market Disruption Event” means (1) a failure by the Relevant Exchange to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Exchange or otherwise) in the Common Stock or in any options or future contracts relating to the Common Stock.

“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, March 15, 2027.

“Measurement Period” has the meaning specified in Section 4.01(b)(2) hereof.

“Merger Event” has the meaning specified in Section 4.07(a) hereof.

“Notice of Default” has the meaning specified in Section 6.02(f) hereof.

“Notice of Redemption” has the meaning specified in Section 3.02(a) hereof.

“Observation Period” means, with respect to any Security as to which Cash Settlement or Combination Settlement is applicable: (i) subject to the immediately succeeding clause (ii), if the relevant Conversion Date occurs prior to the Final Conversion Period, the 25 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date of the issuance by the Company of a Notice of Redemption with respect to the Securities pursuant to Section 3.02 hereof and prior to the Close of Business on the second Scheduled Trading Day prior to the relevant Redemption Date, the 25 consecutive VWAP Trading Day period beginning on, and including, the 26th Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to the immediately preceding clause (ii), if the relevant Conversion Date occurs during the Final Conversion Period, the 25 consecutive VWAP Trading Day period beginning on, and including, the 26th Scheduled Trading Day immediately preceding the Maturity Date.

“Offer Expiration Date” has the meaning specified in Section 4.04(e) hereof.

“Open of Business” means 9:00 a.m., New York City time.

“Outstanding” means, with respect to the Securities, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any Securities authenticated by the Trustee except (i) Securities cancelled by it, (ii) Securities delivered to it for cancellation and (iii)(A) Securities replaced pursuant to Section 2.07 of the Base Indenture, on and after the time such Security is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Security is held by a bona fide purchaser), (B) Securities converted pursuant to Article 4 hereof, on and after their Conversion Date, (C) any and all Securities, as of the Maturity Date, if the Paying Agent holds, in accordance with the Indenture, money sufficient to pay all of the Securities then payable, and (D) any and all Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Securities, only such Securities which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.

“Paying Agent” has the meaning set forth in the Base Indenture and shall be the Person authorized by the Company to pay the principal amount of, interest on, the Redemption Price of, or Fundamental Change Purchase Price of, any Securities on behalf of the Company.

“Physical Securities” means any non-Global Security issued pursuant to Section 2.03 hereof that is in definitive, fully-registered form, without interest coupons.

“Physical Settlement” has the meaning specified in Section 4.03(a)(4) hereof.

“Prospectus” means the Prospectus of the Company dated July 26, 2019.

“Prospectus Supplement” means the Prospectus Supplement of the Company, dated March 24, 2022, to the Prospectus, relating to the offering and sale of the Securities.

“Publicly Traded Securities” has the meaning specified in this Section 1.02.

“Redemption” means the redemption of any Security by the Company pursuant to Section 3.01.

“Redemption Date” shall have the meaning specified in Section 3.02(a).

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Notice of Redemption to the applicable Holders for such Redemption pursuant to Section 3.02(a).

“Redemption Price” means for any Security to be redeemed pursuant to Section 3.01, 100% of the principal amount of such Security, plus accrued and unpaid interest on such Security to, but excluding, the Redemption Date; provided, however, that if the Redemption Date falls after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Security at the Close of Business on such Regular Record Date shall be entitled, notwithstanding such Redemption, to receive, on the relevant Interest Payment Date, the unpaid interest that would have accrued on such Security to, but excluding, such Interest Payment Date; and (ii) the Redemption Price shall be the principal amount of such Security.

“Redemption Reference Price” means, for any conversion of Securities in connection with a Redemption, the average of the Last Reported Sale Prices per share of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Redemption Notice Date.

“Regular Record Date” means, with respect to any Interest Payment Date, the March 1 (whether or not a Business Day) or the September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date (whether or not such date is a Business Day).

“Reference Property” has the meaning specified in Section 4.07(a) hereof.

“Relevant Exchange” means The New York Stock Exchange, or, if the Common Stock (or other security for which a Last Reported Sale Price must be determined) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed.

“Reporting Event of Default” has the meaning specified in Section 6.04(a) hereof.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Exchange. If the Common Stock is not listed or admitted for trading on a Relevant Exchange, “Scheduled Trading Day” means a “Business Day.”

“SEC” means the U.S. Securities and Exchange Commission.

“Security” or “Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture.

“Settlement Amount” has the meaning specified in Section 4.03(a) hereof.

“Settlement Method” means, with respect to any conversion of Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 4.03(a)(4) hereof.

“Signature Law” has the meaning specified in Section 9.08 hereof.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Securities.

“Specified Dollar Amount” has the meaning specified in Section 4.03(a)(6)(A) hereof.

“Spin-Off” has the meaning specified in Section 4.04(c) hereof.

“Stock Price” has the meaning specified in Section 4.06(c) hereof.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, entered into pursuant to the applicable provisions of the Base Indenture and the Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Supplementary Interest” has the meaning specified in Section 6.04(a) hereof.

“Trading Day” means a trading day on which (i) trading in the Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on the Relevant Exchange or, if the Common Stock is not then listed on a Relevant Exchange, on the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on the Relevant Exchange. If the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million principal amount of the Securities at approximately 3:30 p.m., New York City time, on such date of determination from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such date of determination and (ii) the Conversion Rate in effect on such determination date. Any such determination will be conclusive absent manifest error. If the Company does not so instruct the Bid Solicitation Agent (if other than the Company) to obtain bids when required, or the Bid Solicitation Agent fails to solicit bids when required, the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 98% of the product of (i) Last Reported Sale Price of the Common Stock on such determination date and (ii) the Conversion Rate in effect on such determination date for each Trading Day on which the Company or the Bid Solicitation Agent fails to do so.

“Trigger Event” has the meaning specified in Section 4.04(c) hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Underwriters” means Citigroup Global Markets Inc., as representative of the several underwriters relating to the initial public offering of Securities.

“Unit of Reference Property” has the meaning specified in Section 4.07(a) hereof.

“U.S.” or “United States” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c) hereof.

“VWAP Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the Relevant Exchange, provided that if the Common Stock is not listed on any Relevant Exchange, “VWAP Trading Day” means a “Business Day.”

Section 1.03 References to Interest. Any reference to interest on, or in respect of, any Security in the Indenture shall be deemed to include Supplementary Interest if, in such context, Supplementary Interest is, was or would be payable pursuant to Section 6.04. Any express mention of the payment of Supplementary Interest in any provision hereof shall not be construed as excluding Supplementary Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

THE SECURITIES

Section 2.01 Title and Terms; Payments.

(a) Establishment; Designation. Pursuant to Section 2.01 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “5.50% Convertible Senior Notes due 2027.”

(b) Initial Issuance. Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities that may initially be authenticated and delivered under the Indenture is limited to $300,000,000 (or $345,000,000 if the Underwriters exercise their option to purchase additional Securities solely to cover over-allotments, if any, in full). In addition, the Company may execute, and the Trustee may authenticate and deliver, in each case, in accordance with Section 2.04 of the Base Indenture, an unlimited aggregate principal amount of additional Securities upon the transfer, exchange, purchase or conversion of Securities pursuant to Sections 2.05, 2.06 and 2.07 of the Base Indenture and Sections 3.01, 3.07 and 4.02 hereof.

(c) Further Issues. The Company may, without notice to or the consent of the Holders, issue additional Securities under the Indenture with the same terms and the same CUSIP number as the Securities initially issued under the Indenture in an unlimited aggregate principal amount; provided, that the Company may issue such additional Securities only if they are part of the same issue as the Securities initially issued hereunder for United States federal income tax purposes, provided further, that the Company may issue additional Securities that are not fungible with the Securities for United States federal income tax purposes only if issued under a different CUSIP number. Any such additional Securities will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under the Indenture.

(d) Purchases. The Company and its Subsidiaries may from time to time repurchase Securities in open market purchases, negotiated transactions or otherwise without giving prior notice to or obtaining any consent of the Holders. Any Securities purchased by the Company or any of its Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under the Indenture.

(e) Denominations. Notwithstanding Section 2.03 of the Base Indenture, the Securities will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 2.02 Forms.

(a) In General. Pursuant to Section 2.02 of the Base Indenture, the Securities will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto. Each Security will also bear the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer.

Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and control.

(b) Initial and Subsequent Form of Securities. The Company hereby initially appoints The Depository Trust Company as the Depositary for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary, and (ii) delivered to the Trustee as custodian for the Depositary.

So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, and except to the extent provided in Section 2.03(c)(1) through (3) hereof, all Securities will be represented by one or more Global Securities.

(c) Global Securities. Each Global Security will represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or purchases by the Company.

Only the Trustee, or the Custodian holding such Global Security for the Depositary, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the Custodian holding such Global Security for the Depositary, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other Person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Section 2.03 Transfer and Exchange.

(a) In General. Notwithstanding anything to the contrary in Section 2.05 of the Base Indenture, the Company is not required to transfer or exchange any Securities or portions thereof that have been surrendered for purchase in accordance with Article 3 hereof (unless the related Fundamental Change Purchase Notice is withdrawn in accordance with the provisions of Section 3.09) or for conversion in accordance with Article 4 hereof, and a written form of transfer substantially in the form of the Form of Assignment and Transfer will be deemed to be written instrument of transfer satisfactory to the Company and the Security Registrar.

At such time as all interests in a Global Security have been purchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is purchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

(b) Global Securities. Notwithstanding anything to the contrary in Section 2.11 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Holders Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest (subject to Section 2.03 of the Base Indenture) on such Security at the Maturity Date, in connection with a Fundamental Change, upon any conversion and for all other purposes whatsoever, including delivery of shares of Common Stock on conversion, for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

(d) Notwithstanding anything to the contrary in Section 2.11 of the Base Indenture:

(1) Each Global Security will be exchanged for Physical Securities if the Depositary delivers notice to the Company that the Depositary is unwilling, unable or no longer permitted under applicable law to continue to act as Depositary, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

(2) If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Security Registrar.

(3) If the Company notifies the Trustee that it wishes to terminate and exchange all or part of a Global Security for Physical Securities and the beneficial owners of the majority of the principal amount of such Global Security (or portion thereof) to be exchanged consent to such exchange, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities by delivering a written request to the Security Registrar.

In the case of an exchange for Physical Securities under clause (1) above:

(A) each Global Security will be deemed surrendered to the Trustee for cancellation;

(B) the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and

(C) the Company, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Securities are required to bear under the Indenture.

In the case of an exchange for Physical Securities under clause (2) above:

(A) the Security Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Security Registrar by the Depositary;

(B) the Company, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under the Indenture; and

(C) the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In the case of an exchange for Physical Securities under clause (3) above:

(A) the Company will deliver notice of such request to the Security Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;

(B) the Company, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under the Indenture and any applicable law; and

(C) the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In each of the cases described in clauses (1), (2) and (3) above, the Company may rely on the Depositary to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depositary.

(e) Physical Securities. Except to the extent otherwise provided in Section 2.03(a) hereof, Physical Securities may be transferred or exchanged in accordance with Section 2.05 of the Base Indenture.

Section 2.04 Payments on the Securities.

(a) In General. Each Security will accrue interest at a rate equal to 5.50% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date. Interest on a Security will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article 3 hereof, any Fundamental Change Purchase Date or Redemption Date for such Security, and subject to the provisions of Article 4 hereof, any Conversion Date for such Security. Interest on any Security will be payable semi-annually in arrears on each Interest Payment Date, beginning September 15, 2022, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. As provided in Section 2.03 of the Base Indenture, interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month. Pursuant to Section 6.04 hereof, in certain circumstances, the Company may be obligated to pay Holders Supplementary Interest.

The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities (except that accrued and unpaid interest will be paid on the Maturity Date to Holders of record on the related Regular Record Date).

Notwithstanding anything to the contrary, if the Maturity Date or any Interest Payment Date, Fundamental Change Purchase Date or Redemption Date or any Conversion Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue and no Default shall occur on account of such delay.

(b) Method of Payment. The Company will pay the principal of, the Fundamental Change Purchase Price for, and any cash portion of the Settlement Amount with respect to, any Physical Security to the Holder of such Security in cash at the designated office of the Paying Agent in the borough of Manhattan in The City of New York, New York, prior to 11:00 a.m. on the relevant payment or settlement date, as the case may be. The Company will pay any interest on any Physical Security to the Holder of such Security (i) if such Holder holds $5,000,000 or less aggregate principal amount of Securities, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $5,000,000 aggregate principal amount of Securities, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Security Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Security Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of, interest on, the Fundamental Change Purchase Price or Redemption Price for, and any cash portion of the Settlement Amount with respect to, any Global Security to the Depositary by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c) Defaulted Payments. The Company shall pay any interest on the Securities that is payable, but is not punctually paid or duly provided for, on the applicable Interest Payment Date, in accordance with Section 2.03 of the Base Indenture. Interest on any such interest amounts not paid or provided for shall accrue interest at the rate of interest for the Securities.

ARTICLE 3

REDEMPTIONS AND PURCHASES

Section 3.01 Right of the Company to Redeem the Securities.

(a) The Securities shall not be redeemable by the Company prior to the Maturity Date, except as described in this Article 3, and no sinking fund is provided for the Securities.

(b) Subject to the terms of Section 3.01 through Section 3.06, on or after March 20, 2025 and prior to the Final Conversion Period, the Company has the right, at its election, to redeem all, or any portion in a minimum principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof, of the Securities, for cash equal to the Redemption Price on a Redemption Date, upon giving notice as specified in Section 3.02, if the Last Reported Sale Price per share of the Common Stock has been at least 120% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the Redemption Notice Date, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Redemption Notice Date.

Section 3.02 Notice of Redemption.

(a) To call any Securities for Redemption pursuant to Section 3.01, the Company shall fix a date for Redemption (a “Redemption Date”) and the Company shall send or cause to be sent a notice of such Redemption (a “Notice of Redemption”) not less than 30 nor more than 45 Scheduled Trading Days prior to the Redemption Date to each Holder of Securities so to be redeemed at its last address as the same appears on the Note Register; provided, however, that if the Company shall give a Notice of Redemption, it shall also give a written notice of the Redemption and Redemption Date to the Trustee and the Paying Agent (if other than the Trustee). The Company shall issue a press release through such national newswire service as the Company then uses containing the information set forth in the Notice of Redemption. A Redemption Date must be a Business Day of the Company’s choosing that is no more than 45, nor less than 30, Scheduled Trading Days after the Redemption Notice Date.

(b) A Notice of Redemption, if delivered in the manner provided herein, shall be conclusively presumed to have been given duly, whether or not the Holder receives such notice. In any case, failure to deliver such Notice of Redemption or any defect in the Notice of Redemption to the Holder of any Security designated for Redemption shall not affect the validity of the proceedings for the redemption of any other Security.

(c) Each Notice of Redemption shall specify:

(i) that the Securities have been called for Redemption, briefly describing the Company’s Redemption rights under the Indenture;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per $1,000 principal amount of Securities for such Redemption (and the amount, manner and timing of any interest payment payable pursuant to Section 3.01);

(iv) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(v) in case any Security is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Security, a new Security in principal amount equal to the unredeemed portion thereof shall be issued;

(vi) that Securities called for Redemption must be delivered to the Paying Agent (in the case of Physical Securities) or the Applicable Procedures must be complied with (in the case of beneficial interests in Global Securities) for the Holder thereof to be entitled to receive the Redemption Price;

(vii) that on the Redemption Date, the Redemption Price shall become due and payable upon each Security to be redeemed, and that, unless the Company defaults in the payment of the Redemption Price, the interest thereon, if any, shall cease to accrue on and after the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest payable pursuant to Section 3.01);

(viii) that Holders may surrender their Securities called for Redemption for conversion at any time on or after the Redemption Notice Date to the Close of Business on the second Scheduled Trading Day immediately preceding the Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price;

(ix) the procedures a converting Holder must follow to convert its Securities called for Redemption and, if the Company chooses to elect a Settlement Method for any such exchanges, the relevant Settlement Method;

(x) the Conversion Rate and, if applicable, the number of shares of Common Stock added to the Conversion Rate in accordance with Section 4.06; and

(xi) the CUSIP, ISIN or other similar numbers, if any, assigned to such Securities.

A Notice of Redemption shall be irrevocable. In the case of a Redemption, a Holder may convert any or all of its Securities called for Redemption at any time on or after the Redemption Notice Date to the Close of Business on the second Scheduled Trading Day immediately preceding the Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price.

Section 3.03 Payment of Securities Called for Redemption.

(a) If any Notice of Redemption has been given in respect of the Securities in accordance with Section 3.02, the Securities shall become due and payable on the applicable Redemption Date at the place or places stated in the Notice of Redemption and at the applicable Redemption Price. On presentation and surrender of the Securities at the place or places stated in the Notice of Redemption, the Securities shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of cash sufficient to pay the Redemption Price of all of the Securities to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Securities to be redeemed shall be made on the Redemption Date for such Securities. The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 3.04 Selection, Conversion and Transfer of Securities to be Redeemed in Part.

(a) If less than all Securities then outstanding are called for Redemption, then:

(i) the Securities to be redeemed shall be selected by the Trustee as follows: (1) in the case of Global Securities, in accordance with the Applicable Procedures; and (2) in the case of Physical Securities, by lot or pro rata; and

(ii) if only a portion of a Security is subject to Redemption and such Security is converted in part, then the converted portion of such Security will be deemed to be from the portion of such Security that was subject to the Redemption.

In the event of any Redemption, the Company shall not be required to (x) issue, register the transfer of or exchange any Securities during the 15 calendar day period prior to the relevant Redemption Notice Date or (y) register the transfer of or exchange any Securities so selected for Redemption, in whole or in part, except the unredeemed portion of any Securities being redeemed in part.

Section 3.05 Restrictions on Redemption. The Company may not redeem any Securities on any date if the principal amount of the Securities has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price) (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Securities).

Section 3.06 Increased Conversion Rate Applicable to Securities Called for Redemption Surrendered for Conversion in Connection with a Notice of Redemption. If a Holder of Securities called for Redemption elects to convert its Securities in connection with a Notice of Redemption pursuant to Section 4.01(b)(5) and Section 3.01, the Conversion Rate shall be increased by a number of Additional Shares as provided in Section 4.06.

Section 3.07 Purchase at Option of Holders upon a Fundamental Change. (a) If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Securities, or any portion thereof such that the principal amount that remains outstanding of each Security that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the

Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Company purchases a Security on a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay the full amount of accrued and unpaid interest on such Security on the Interest Payment Date to the Holder of record of such Security as of such Regular Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Securities to be purchased.

Purchases of Securities under this Section 3.07 shall be made, at the option of the Holder thereof, upon:

(1) if the Securities to be purchased are Physical Securities, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Security attached hereto as Exhibit A and of the Securities, duly endorsed for transfer, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extensions to comply with applicable law (the “Fundamental Change Expiration Time”); and

(2) if the Securities to be purchased are Global Securities, delivery of the Securities, by book-entry transfer, in compliance with the Applicable Procedures of the Depositary and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Security for purchase, by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Securities to be purchased shall state:

(1) if certificated, the certificate numbers of such Securities;

(2) the portion of the principal amount of such Securities, which must be such that the principal amount that is not to be purchased of each Security that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

(3) that such Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and the Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.07 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Fundamental Change Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

If a Holder has already delivered a Fundamental Change Purchase Notice with respect to a Security, such Holder may not surrender such Security for conversion until such Holder has validly withdrawn such Fundamental Change Purchase Notice (or, in the case of a Global Security, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 3.09. If a Holder has already delivered a Fundamental Change Purchase Notice, such Holder’s right to withdraw such notice and convert the Securities that are subject to repurchase will terminate at the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Purchase Date.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Securities, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

Each Fundamental Change Company Notice shall specify:

(1) the events causing the Fundamental Change;

(2) the date of the Fundamental Change;

(3) the last date on which a Holder of Securities may exercise the purchase right pursuant to this Article 3;

(4) the Fundamental Change Purchase Price;

(5) the Fundamental Change Purchase Date;

(6) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(7) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate, if applicable;

(8) that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of the Indenture, if applicable; and

(9) the procedures that Holders must follow to require the Company to purchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Securities or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 3.07.

(c) Notwithstanding the foregoing, there shall be no purchase of any Securities pursuant to this Section 3.07 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Physical Securities held by it during the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities) and shall deem to be cancelled any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(d) Notwithstanding anything to the contrary in this Section 3.07, the Company shall not be required to repurchase, or to make an offer to repurchase, Securities upon a Fundamental Change if:

(1) a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in the Indenture applicable to an offer by the Company to repurchase Securities upon a Fundamental Change and such third party purchases all Securities validly tendered and not withdrawn upon such offer in the manner and otherwise in compliance with such requirements; or

(2) pursuant to clause (2) of the definition thereof (or a Fundamental Change pursuant to clause (1) which also results in a Fundamental Change pursuant to clause (2)), if (i) such Fundamental Change results in the Securities becoming convertible (pursuant to the provisions described in Section 4.07(a)) into an amount of cash per Security that is greater than (x) the Fundamental Change Purchase Price (assuming the maximum amount of accrued interest would be payable based on the latest possible Fundamental Change Purchase Date), plus (y) to the extent that the 35th Trading Day immediately following the Effective Date of such Fundamental Change is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, the full amount of interest payable per Security on such Interest Payment Date and (ii) the Company provides timely notice of the Holders’ right to convert their Securities based on such Fundamental Change as described in Section 4.01(b)(4) (the requirements set forth in clauses (i) and (ii) of this Section 3.07(d)(2), the “Adequate Cash Conversion Provisions”).

Section 3.08 Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 3.07, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.09) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Security (and any previously accrued and unpaid interest on such Security). Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in Section 3.07 have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.07, subject in each case to extensions to comply with applicable law.

Section 3.09 Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time, specifying:

(1) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(2) if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

(3) the principal amount, if any, of each Security that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Securities are Global Securities, the notice must comply with Applicable Procedures of the Depositary.

The Paying Agent will promptly return to the respective Holders thereof any Physical Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.09.

Section 3.10 Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Securities for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with the Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Securities will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Securities is made or such Securities have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest upon delivery or book-entry transfer of such Securities).

Section 3.11 Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. Any Holder whose Securities are purchased pursuant to this Article 3 shall receive payment of the Fundamental Change Purchase Price on the later of (i) the Fundamental Change Purchase Date or (ii) the time of book-entry transfer or the delivery of the Securities so purchased.

Section 3.12 Covenant To Comply with Applicable Laws upon Purchase of Securities. In connection with any offer to purchase Securities under Section 3.07, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with any other U.S. federal or state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under Section 3.07 to be exercised in the time and in the manner specified in Section 3.07.

Section 3.13 Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4

CONVERSION

Section 4.01 Right To Convert. (a) Subject to and upon compliance with the provisions of the Indenture, each Holder shall have the right, at such Holder’s option, to convert its Securities, or any portion of its Securities such that the principal amount that remains Outstanding of each Security that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof, into the Settlement Amount determined in accordance with Section 4.03(a) hereof, (x) prior to the Close of Business on the Business Day immediately preceding December 15, 2026, only upon satisfaction of one or more of the conditions described in Section 4.01(b) hereof, and (y) on or after December 15, 2026, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(b) (1) A Holder may surrender Securities for conversion during any calendar quarter commencing after June 30, 2022 (and only during such calendar quarter) if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 110% of the Conversion Price in effect on each applicable Trading Day.

(2) A Holder may surrender all or a portion of its Securities for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 4.01(b)(2), for each Trading Day of such Measurement Period was less than 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the Conversion Rate in effect on such Trading Day. The Trading Price shall be determined by the Bid Solicitation Agent pursuant to this Section 4.01(b)(2) and the definition of “Trading Price” set forth in Section 1.02 hereof. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request (or, if the Company is the Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price of the Securities) unless a Holder of at least $5.0 million in aggregate principal amount of notes requests in writing that it make such a determination and provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the Conversion Rate in effect on such Trading Day. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine (or, if the Company is the Bid Solicitation Agent, the Company shall determine) the Trading Price per $1,000 principal amount of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities for a Trading Day is greater than or equal to 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the Conversion Rate in effect on such Trading Day. Whenever the condition to conversion set forth in this Section 4.01(b)(2) has been met, but was not met on the immediately preceding Trading Day, the Company will so notify the Holders and the Trustee. If, at any time after the condition to conversion set forth in this Section 4.01(b)(2) has been met, the condition to conversion set forth in this Section 4.01(b)(2) ceases to be met, the Company will so notify the Holders and the Trustee on the first Trading Day on which such condition ceases to be met.

(3) If, prior to the Close of Business on the Business Day immediately preceding December 15, 2026, the Company elects to (x) issue to all or substantially all holders of the Common Stock rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (taking into account any consideration received by the Company as described in Section 4.04(b)); or (y) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution (excluding for this purpose a distribution required to avoid the imposition of tax on undistributed income) has a per-share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, the Company must deliver notice of such issuance or distribution, and of the Ex-Dividend Date for such issuance or distribution, to the Holders at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Holders may surrender their Securities for conversion at any time during the period beginning on the 30th Scheduled Trading Day immediately prior to the Ex-Dividend Date for such issuance or distribution and ending on the earlier of (a) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution or (b) the Company’s announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time; provided, however, that Holders may not convert their Securities pursuant to this Section 4.01(b)(3) if the Company provides that Holders shall participate, at the same time and upon the same terms as holders of the Common Stock, and as a result of holding the Securities, in the relevant issuance or distribution without having to convert their Securities as if they held a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such issuance or distribution multiplied by the principal amount (expressed in thousands) of Securities held by such Holder on the Ex-Dividend Date for such issuance or distribution.

(4) If, prior to the Close of Business on the Business Day immediately preceding December 15, 2026, (i) a Make-Whole Fundamental Change occurs or (ii) the Company is a party to (a) a consolidation, merger or binding share exchange, pursuant to which the Common Stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, to another Person (other than any of the Company’s Subsidiaries), the Securities may be surrendered for conversion at any time from or after the Open of Business on the Business Day immediately following the day the Company publicly announces such transaction (even if such transaction has not yet occurred) until the earlier of (i) the Close of Business on the 35th trading day immediately following the actual effective date of such transaction or, if such transaction or event is a Fundamental Change (other than a Fundamental Change for which the Company validly invokes the Adequate Cash Conversion Provisions), until the Close of Business on the Business Day immediately preceding the related Fundamental Change Purchase Date and (ii) the second Scheduled Trading Day immediately preceding the Maturity Date. The Company will notify the Holders of any such transaction as promptly as practicable following the date the Company publicly announces such transaction and the Company will use commercially reasonable efforts to notify Holders in writing prior to such effective date, if practicable.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Security, such Holder may not surrender such Security for conversion until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Security, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 3.09. If a Holder has already delivered a Fundamental Change Repurchase Notice, such Holder’s right to withdraw such notice and convert the Securities that are subject to repurchase will terminate at the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.

(5) (A) If the Company calls any Security for Redemption pursuant to Section 3.01, the Holder may convert such Security (or a portion thereof) called for Redemption at any time from, and including, the Redemption Notice Date until the Close of Business on the second Scheduled Trading Day immediately preceding the related Redemption Date, or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price. If the Company has designated a Redemption Date pursuant to Section 3.02, a Holder that complies with the requirements for conversion described herein shall be deemed to have delivered a notice of its election not to have its Securities so redeemed.

(B) If the Company elects to redeem less than all of the outstanding Securities pursuant to Section 3.02, and the Holder of any Security (or any owner of a beneficial interest in any Global Security) is reasonably not able to determine, before the Close of Business on the 26th Scheduled Trading Day immediately before the related Redemption Date, whether such Security or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption (and, as a result thereof, convertible in accordance with the provisions of the Indenture), then such Holder or owner, as applicable, shall be entitled to convert such Security or beneficial interest, as applicable, at any time before the Close of Business on the second Scheduled Trading Day immediately preceding such Redemption Date, unless the Company defaults in the payment of the Redemption Price, in which case such Holder or owner, as applicable, shall be entitled to convert such Security or beneficial interest, as applicable, until the Redemption Price has been paid or duly provided for, and each such conversion shall be deemed to be of a Security called for Redemption for the purposes of this Section 4.01(b)(5), Section 4.06 and Section 3.02.

(c) Notwithstanding any other provision of the Securities or the Indenture, no Holder of Securities will be entitled to receive Common Stock following conversion of such Securities to the extent that receipt of such Common Stock would cause such Holder to exceed the ownership limitations contained in the Company’s charter.

(d) If any delivery of shares of Common Stock owed to a Holder upon conversion of Securities is not made, in whole or in part, as a result of the limitations described in Section 4.01(c), the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in it exceeding the ownership limitations in the Company’s charter.

Section 4.02 Conversion Procedures.

(a) Each Security shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures of the Depositary.

(b) To exercise the conversion privilege with respect to a beneficial interest in a Global Security (which conversion request is irrevocable), the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.02(f) and any taxes or duties if required pursuant to Section 4.02(g), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.

To exercise the conversion privilege with respect to any Physical Securities, the Holder of such Physical Securities shall:

(1) complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(2) deliver the Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;

(3) if required, furnish appropriate endorsements and transfer documents,

(4) if required, make any payment required under Section 4.02(f); and

(5) if required, pay all transfer or similar taxes as set forth in Section 4.02(g).

If, upon conversion of a Security, any shares of Common Stock are to be issued to a Person other than the Holder of such Security, the related Conversion Notice shall include such other Person’s name and address.

If a Security is subject to a Fundamental Change Purchase Notice, such Security may not be converted unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.09 hereof prior to the relevant Fundamental Change Expiration Time, except to the extent that a portion of such Holder’s Security is not subject to such Fundamental Change Purchase Notice. If a Holder has already delivered a Fundamental Change Repurchase Notice, such Holder’s right to withdraw such notice and convert the Securities that are subject to repurchase will terminate at the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date. If the Company has designated a Redemption Date pursuant to Section 3.02, a Holder that complies with the requirements for conversion set forth in this Section 4.02(b) shall be deemed to have delivered a notice of its election not have its Securities so redeemed.

For any Security, the first Business Day on which the Holder of such Security satisfies all of the applicable requirements set forth above with respect to such Security and on which conversion of such Security is not otherwise prohibited under the Indenture shall be the “Conversion Date” with respect to such Security.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that the Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the Close of Business on (i) such Conversion Date (in the case of Physical Settlement) or (ii) the last VWAP Trading Day of the applicable Observation Period (in the case of Combination Settlement) except to the extent required by Section 4.04 hereof. At the Close of Business on the Conversion Date for a Security, the converting Holder shall no longer be the Holder of such Security.

(c) Endorsement. Any Securities surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d) Physical Securities. If any Securities in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(e) Global Securities. Upon the conversion of a beneficial interest in Global Securities, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(f) Interest Due Upon Conversion. If a Holder converts a Security after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Security with an amount of cash equal to the amount of interest payable on such Security on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided, however, that a Holder need not make such payment (1) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has issued a Notice of Redemption with respect to such Security being converted for redemption on a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

(g) Taxes Due upon Conversion. If a Holder converts a Security, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 4.03 Settlement Upon Conversion.

(a) Settlement Amount. Subject to this Section 4.03 and Section 4.06(b), if a Holder converts a Security, the Company shall pay or deliver to such Holder, as the case may be, in respect of each $1,000 principal amount of Securities being converted, solely cash, solely shares of Common Stock (together with cash in lieu of fractional shares as provided herein) or a combination of cash and Common Stock (the “Settlement Amount”), at the Company’s election, as set forth in this Section 4.03.

(1) Except as described under Sections 4.06 and 4.07, the Company shall pay or deliver, as the case may be, the Settlement Amount on:

(A) if the Company elects to fulfill its conversion obligation by Cash Settlement or Combination Settlement, the second Business Day immediately following the last VWAP Trading Day of the Observation Period; and

(B) if the Company elects to fulfill its conversion obligation by Physical Settlement, the second Business Day following the relevant Conversion Date for any conversion occurring prior to the Regular Record Date immediately preceding the Maturity Date, or on the Maturity Date for any conversion occurring on or after the Regular Record Date immediately preceding the Maturity Date.

(2) All conversions (i) during the Final Conversion Period, (ii) occurring after the date of issuance of a Notice of Redemption pursuant to Section 3.02 and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the related Redemption Date, and (iii) following the Company’s irrevocable election of a Settlement Method pursuant to Section 4.03(a)(4), will be settled using the same Settlement Method (including the same relative proportion of cash and/or shares of the Common Stock).

(3) Except for (i) any conversions for which the relevant Conversion Date occurs during the Final Conversion Period, (ii) any conversions occurring after the date of issuance of a Notice of Redemption pursuant to Section 3.02 and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the related Redemption Date, and (iii) any conversion following the Company’s irrevocable election of a Settlement Method, in each case, the Company will elect (or be deemed to have elected) the same Settlement Method for all conversions occurring on any given Conversion Date; provided that the Company need not elect the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(4) Subject to the Company’s irrevocable election of a Settlement Method as described in this Section 4.03(a)(4), if the Company elects a Settlement Method, the Company shall deliver notice (each, a “Settlement Notice”) to Holders so converting through the Trustee of the relevant Settlement Method not later than the Close of Business on the second Trading Day following the related Conversion Date, or in the case of any conversions for which the relevant Conversion Date occurs during the Final Conversion Period, no later than the 35th Scheduled Trading Day prior to the Maturity Date, or in the case of any conversion occurring after the date of issuance of a Notice of Redemption pursuant to Section 3.02 and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the related Redemption Date, in such Notice of Redemption. With respect to each Conversion Date occurring during the Final Conversion Period, the Company shall, prior to the Final Conversion Period, deliver a single Settlement Notice that shall apply to all conversions occurring during the Final Conversion Period. Each such Settlement Notice shall specify whether the Company shall satisfy its conversion obligation by (i) delivering solely shares of Common Stock (together with cash in lieu of fractional shares as provided herein) (“Physical Settlement”), (ii) paying solely cash (“Cash Settlement”) or (iii) paying and delivering, as the case may be, a combination of cash and shares of Common Stock (“Combination Settlement”). In the case of an election that provides for Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company does not deliver a Settlement Notice within the time periods specified above, the Company will no longer have the right to elect Cash Settlement or Physical Settlement with respect to that Conversion Date and will be deemed to have elected Combination Settlement with a Specified Dollar Amount of $1,000. If the Company provides a Settlement Notice within the time periods specified above and elects Combination Settlement but the Settlement Notice does not specify a Specified Dollar Amount, the Company will be deemed to have elected Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 of principal amount of Securities. By notice to the Holders and the Trustee, the Company may prior to the Close of Business on the Scheduled Trading Day immediately preceding the Final Conversion Period, at the Company’s option, irrevocably elect to satisfy its conversion obligation with respect to the Securities through Combination Settlement with a Specified Dollar Amount of $1,000 for all Conversion Dates occurring subsequent to the delivery of such notice and for which another Settlement Method does not otherwise apply. If the Company irrevocably elects Combination Settlement with an ability to continue to set the Specified Dollar Amount, the Company will, after the date of such election, notify the Trustee and the Conversion Agent (if other than the Trustee) and either post the fixed Settlement Method on its website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with the SEC.

(5) The Settlement Amount in respect of any conversion shall be computed as follows:

(A) if the Company elects Physical Settlement, the Company will deliver to the converting Holder a number of shares of Common Stock equal to (1) (i) the aggregate principal amount of Securities to be converted, divided by (ii) $1,000, multiplied by (2) the then-applicable Conversion Rate on the date the converting Holder becomes a record owner of Common Stock pursuant to the last paragraph of Section 4.02(b) (plus cash in lieu of any fractional shares);

(B) if the Company elects Cash Settlement, the Company shall pay to the converting Holder cash in an amount per $1,000 principal amount of Securities being converted equal to the sum of the Daily Conversion Values for each of the 25 consecutive VWAP Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder, as the case may be, in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive VWAP Trading Days during the related Observation Period (plus cash in lieu of any fractional shares).

(6) The “Daily Settlement Amount” for each of the 25 consecutive VWAP Trading Days of the applicable Observation Period, will consist of:

(A) cash equal to the lesser of (i) a dollar amount per Security to be received upon conversion as specified by the Company in the Settlement Notice (or deemed specified as set forth above) (the “Specified Dollar Amount”), if any, divided by 25 (such quotient being referred to as the “Daily Measurement Value”) and (ii) the Daily Conversion Value; and

(B) to the extent the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value for such Trading Day, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP of the Common Stock for such VWAP Trading Day.

(7) In the case of Cash Settlement or Combination Settlement, the Settlement Amount or Daily Conversion Values shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination, the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent shall be entitled to rely exclusively on the notice given by the Company and shall have no responsibility for any such determination.

(b) Fractional Shares. Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock with respect to any converted Security in respect of which shares of Common Stock are deliverable. Instead, if any such shares of Common Stock includes a fraction of a share of Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of (i) such fraction of a share and (ii) the Daily VWAP of the Common Stock on the relevant Conversion Date (in the case of Physical Settlement) or on the last VWAP Trading Day of the applicable Observation Period (in the case of Combination Settlement), subject in each case to the following paragraph.

If a Holder surrenders more than one Security for conversion on a single Conversion Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Securities as if such Holder had surrendered for conversion one Security having an aggregate principal amount equal to the sum of the principal amounts of each of the Securities surrendered for conversion by such Holder on such Conversion Date.

(c) Settlement of Accrued Interest and Deemed Payment of Principal. Subject to Section 4.02(f), if a Holder converts a Security, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Security and the Company’s delivery of the amount of cash and the number of shares of Common Stock, if any, into which a Security is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Security to, but excluding, the Conversion Date; provided, however, that if a Holder converts a Security after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Security on such Regular Record Date. As a result of the foregoing, and Section 4.02(f), the Company will pay accrued and unpaid interest on the Maturity Date on all Securities converted after the Regular Record Date immediately preceding the Maturity Date to the holders of record of such Securities on such Regular Record Date, and converting Holders will not be required to pay the Company equivalent amounts.

As a result, except as otherwise provided in the proviso to the first sentence of the immediately preceding paragraph, any accrued and unpaid interest with respect to a converted Security will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, except as otherwise provided in the proviso to the first sentence of the immediately preceding paragraph, if the Settlement Amount for any Security includes both cash and shares of the Common Stock, accrued and unpaid interest will be deemed to be paid first out of the amount of cash delivered upon such conversion. Except as otherwise provided herein, in no event will a Holder be entitled to receive any dividend or other distribution with respect to any Common Stock issued on conversion of such Holder’s Securities if the applicable Conversion Date is after the Regular Record Date for such dividend or distribution. Prior to any conversion in accordance with this Section 4.03, a Holder shall not be the owner of any Common Stock issuable upon conversion of such Holder’s Securities.

(d) Notices. Whenever a Conversion Date occurs with respect to a Security, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Securities converted on such Conversion Date and the names of the Holders that converted Securities on such Conversion Date.

Section 4.04 Adjustment of Conversion Rate. The Conversion Rate will be adjusted as described in this Section 4.04, except that the Company shall not make any adjustment to the Conversion Rate if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and as a result of holding the Securities, in any of the transactions described below without having to convert their Securities, as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 x	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, or any share split or share combination of the type described in this Section 4.04(a) is announced but the outstanding shares of the Common Stock are not split or combined, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of the Common Stock, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or share combination had not been announced.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

CR1	=	CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 4.04(b) and Section 4.01(b)(3) hereof, in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(1) dividends, distributions, rights options or warrants as to which an adjustment was effected pursuant to Section 4.04(a) hereof or Section 4.04(b) hereof;

(2) rights issued under a shareholders rights plan (except as described in Section 4.04(g));

(3) dividends or distributions paid exclusively in cash;

(4) dividends or distributions in connection with a Merger Event, as described under Section 4.07(a); and

(5) Spin-Offs as to which the provisions set forth below in this Section 4.04(c) shall apply;

then the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x	SP0
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV	=	the fair market value (as determined by the Board of Directors) of the shares of the Company’s Capital Stock, evidences the Company’s indebtedness, other assets, or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Securities shall receive, in respect of each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

Any increase made under the portion of this Section 4.04(c) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Company or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1	=	CR0 x	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price per share as set forth in Section 1.02 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the applicable Conversion Rate under the preceding paragraph of this Section 4.04(c) will be made immediately after the Open of Business on the day after the last Trading Day of the Valuation Period, but will be given effect as of the Open of Business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references within this Section 4.04(c) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Values in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 4.04(c) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the relevant Conversion Date.

For purposes of the second adjustment set forth in this clause 4.04(c), (i) the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the Common Stock in the definition of “Last Reported Sale Price” set forth in Section 1.02 hereof, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.04(g), for the purposes of this Section 4.04(c), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such right, option or warrant, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Section 4.04(a) hereof, Section 4.04(b) hereof and this Section 4.04(c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 4.04(a) hereof also applies (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 4.04(b) hereof also applies (the “Clause B Distribution”),

then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(b) hereof with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.04(b) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a) hereof.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the dividend threshold amount (the “DTA”) for such quarter, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0 x	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

DTA	=	the dividend threshold amount, which shall initially be $0.62 per quarter; and
C	=	the amount in cash per share that the Company distributes to holders of the Common Stock in excess of the DTA

The DTA is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted other than adjustments made pursuant to this Section 4.04(d). If an adjustment is required to be made as set forth in this Section 4.04(d) as a result of a distribution that is not a regular, periodic dividend, the DTA will be deemed to be zero with respect to that particular adjustment. Notwithstanding the foregoing, if at any time dividends are distributed other than on a quarterly basis, the DTA shall be appropriately adjusted and shall apply to such dividends.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution. Any increase made pursuant to this Section 4.04(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Offer Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1		the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1		the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

The adjustment to the applicable Conversion Rate under the preceding paragraph of this Section 4.04(e) will be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date. If the Trading Day next succeeding the Offer Expiration Date is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references within this Section 4.04(e) to 10 Trading Days shall be deemed replaced, solely in respect of such conversion, for purposes of calculating the affected Daily Conversion Values in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the last Trading Day of such Observation Period. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Offer Expiration Date, references within this Section 4.04(e) to 10 Trading Days shall be deemed replaced, solely in respect of such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the relevant Conversion Date.

(f) Special Settlement Provisions. Notwithstanding anything to the contrary herein, with respect to any Securities as to which Physical Settlement is applicable, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Securities on or prior to the related Regular Record Date would be treated as the record holder of shares of Common Stock in accordance with the provisions of the last paragraph of Section 4.02(b) as of a date on or after such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Poison Pill. Whenever a Holder converts a Security, to the extent that the Company has a shareholders rights plan in effect, the Holder converting such Security will receive, in addition to any shares of Common Stock otherwise received in connection with such conversion, the rights under the shareholders rights plan unless the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 4.04(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h) Deferral of Adjustments. Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the Effective Date for any Make-Whole Fundamental Change, (ii) on each VWAP Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement), (iii) on the Conversion Date for any Securities (in the case of Physical Settlement) and (iv) on the date of a Notice of Redemption. In addition, the Company shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied or what number of shares of Common Stock a Holder would have held on a given day had it converted its Securities.

(i) Limitation on Adjustments. Except as stated in this Section 4.04, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 4.04(a) through (e) hereof would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split, share combination or readjustment).

In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted:

(1) on account of stock repurchases that are not tender offers referred to in Section 4.04(e) hereof, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by the Board of Directors or otherwise;

(2) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(3) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by the Company or any of its Subsidiaries;

(4) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (3) and outstanding as of the date the Securities were first issued;

(5) for a change in the par value of the Common Stock;

(6) for accrued and unpaid interest on the Securities, if any; or

(7) for an event otherwise requiring an adjustment under the Indenture if such event is not consummated.

(j) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k) Withholding on Adjustments. If, in connection with any adjustment to the Conversion Rate as set forth in this Section 4.04, a Holder shall be deemed for U.S. federal tax purposes to have received a distribution and the Company reasonably believes it is required to collect withholding tax with respect to any such deemed distribution, the Company may withhold from cash payments of interest in accordance with the provisions of Section 2.04 hereof or from cash and Common Stock, if any, otherwise deliverable to a Holder upon a conversion of Securities in accordance with the provisions of Section 4.03 hereof or repurchase or redemption of a Security in accordance with the provisions of Article 3 hereof.

Section 4.05 Other Adjustments.

(a) Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs or any function thereof over a span of multiple days (including, without limitation, an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change or a Redemption), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Effective Date, Ex-Dividend Date or Offer Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices, the Daily VWAPs or function thereof is to be calculated.

(b) Voluntary Adjustments. To the extent permitted by applicable law, the Company is permitted to increase the Conversion Rate of the Securities by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.06 Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption.

(a) Increase in the Conversion Rate. If (i) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date, or (ii) the Company delivers a Notice of Redemption with respect to any or all of the Securities pursuant to Section 3.02, and, in either case, a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change or Notice of Redemption, the Company shall, under certain circumstances, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 4.06. A conversion of Securities shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Open of Business on the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for (x) subclause (i) of clause (2) of the definition thereof or (y) the Adequate Cash Conversion Provisions, the 35th Trading Day immediately following the Effective Date for such Make-Whole Fundamental Change). A conversion of Securities called for Redemption pursuant to Section 3.01 shall be deemed for these purposes to be “in connection with” a Notice of Redemption if the relevant Conversion Date occurs during the period from the Open of Business on the Redemption Notice Date to the Close of Business on the second Scheduled Trading Day immediately preceding the related Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price. For the avoidance of doubt, the Company shall increase the Conversion Rate pursuant to this Section 4.06 in connection with a Notice of Redemption only with respect to conversions of Securities called (or deemed called, as provided in Section 4.01(b)(5)(B)) for redemption, and not of Securities not called for redemption. Accordingly, if the Company elects to redeem less than all of the outstanding Securities pursuant to Section 3.02, Holders of Securities not called for Redemption shall not be entitled to an increased Conversion Rate for conversions of such Securities.

(b) Cash Mergers. Notwithstanding anything to the contrary herein, if the consideration paid for the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is comprised entirely of cash, then, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the Settlement Amount shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall, for each $1,000 principal amount of Securities converted, be deemed to be an amount of cash equal to the product of (i) the Conversion Rate in effect on the applicable Conversion Date (as increased by any number of Additional Shares required by this Section 4.06) multiplied by (ii) such Stock Price. In such event, the Company will determine the Settlement Amount and pay such amount of cash to a converting Holder on the second Business Day following the applicable Conversion Date. Otherwise, the Company will settle any conversion of the Securities following the Effective Date for a Make-Whole Fundamental Change or a Notice of Redemption in accordance with Section 4.02 hereof (but subject to Section 4.07 hereof).

(c) Determining the Number of Additional Shares. The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Securities in connection with a Make-Whole Fundamental Change or a Notice of Redemption shall be determined by reference to the table attached as Schedule A hereto, based on:

(1) in the case of a Make-Whole Fundamental Change, the date on which the Make-Whole Fundamental occurs or becomes effective or, in the case of a Redemption, the date of the Notice of Redemption (as used in this Section 4.06(c) only, the “Effective Date”); and

(2) in the case of a Make-Whole Fundamental Change, the price paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change, as described in Schedule A, or, in the case of a Redemption, the average of the Last Reported Sale Prices per share of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of such Notice of Redemption, as the case may be (in each case, the “Stock Price”).

(d) Interpolation and Limits. The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(1) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(2) If the Stock Price is greater than $47.50 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.06(d)(4) hereof), the Conversion Rate shall not be increased.

(3) If the Stock Price is less than $31.54 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.06(d)(4) hereof), the Conversion Rate shall not be increased.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make-Whole Fundamental Change or Notice of Redemption to exceed 31.7057 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 4.04 hereof.

(4) The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise required to be adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 4.04.

(e) Notices. The Company shall notify the Holders of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 4.07 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) Merger Events. In the case of:

(1) any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to Section 4.04(a) hereof);

(2) any consolidation, merger or combination involving the Company;

(3) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(4) any statutory share exchange;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such stock, other securities, other property or assets, “Reference Property,” and the amount of kind of Reference Property that a holder of one share of Common Stock (i) is entitled to receive in the applicable Merger Event or (ii) if, as a result of the applicable Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per-share of Common Stock weighted average of the types and amounts of Reference Property received by the holders of Common Stock that affirmatively make such an election, a “Unit of Reference Property”) then, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Securities based on a number of shares of the Common Stock equal to the applicable Conversion Rate will, without the consent of the Holders, be changed into a right to convert each $1,000 principal amount of Securities based on a number of Units of Reference Property equal to the applicable Conversion Rate and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such change in the right to convert each $1,000 principal amount of Securities; provided, however, that the Company shall continue to determine the form of consideration to be paid or delivered, as the case may be, pursuant to Section 4.03 and (i) any amount payable in cash upon conversion of the Securities in accordance with

Sections 4.03 and 4.06 hereof shall continue to be payable in cash, (ii) the number of shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Sections 4.03 and 4.06 hereof shall instead be deliverable in Units of Reference Property and (iii) the Daily VWAP will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of Trading Day and Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property; provided, further, that if the holders receive only cash in such Merger Event, (i) the consideration due shall be solely in cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 4.06), multiplied by the price paid per share of Common Stock in such Merger Event and (ii) settlement will occur on the second Business Day immediately following the Conversion Date.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) as contemplated by the preceding paragraph such that a Unit of Reference Property is comprised of the per-share of Common Stock weighted average of the types and amounts of consideration actually received by the holders of the Common Stock in the Merger Event, the Company shall notify Holders of the weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07. Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person.

(b) Notice of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture entered into pursuant to Section 4.07(a) above to be either mailed to each Holder at the address of such Holder as it appears on the register of the Securities maintained by the Security Registrar or sent electronically to each Holder in accordance with Applicable Procedures, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

Section 4.08 Stock Issued Upon Conversion.

(a) Reservation of Shares. To the extent necessary to satisfy its obligations under the Indenture, prior to issuing any shares of Common Stock, the Company will reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

(b) Certain other Covenants. The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.09 Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.10 Notice to Holders.

(a) Notices After Certain Actions and Events. Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 4.04, 4.05 or 4.06 hereof, the Company will (i) file with the Trustee an Officers’ Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holder’s stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01 Payment of Principal, Interest, Redemption Price and Fundamental Change Purchase Price. This Section 5.01 shall replace Section 4.01 of the Base Indenture in its entirety.

The Company covenants and agrees that it will cause to be paid the principal of (including the Redemption Price and the Fundamental Change Purchase Price), and accrued and unpaid interest, if any, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Each of the Company and the Trustee agrees to cooperate and to provide the other, at the request of the other, with such information as each may have in its possession to enable the determination of whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof.

Section 5.02 Maintenance of Office or Agency. This Section 5.02 replaces Section 4.02 of the Base Indenture in its entirety and references in the Base Indenture to Section 4.02 of the Base Indenture shall be deemed replaced with references to this Section 5.02.

The Company will maintain in the Borough of Manhattan, The City of New York, an office of the Paying Agent, an office of the Security Registrar and an office or agency where Securities may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate coregistrars one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Security Registrar, Custodian, Conversion Agent and the Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the Place of Payment where such Global Security may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of the Indenture.

Section 5.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04 Provisions as to Paying Agent. This Section 5.04 shall replace Section 4.03 of the Base Indenture in its entirety and references in the Base Indenture to Section 4.03 of the Base Indenture shall be deemed replace with references to this Section 5.04.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(1) that it will hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest, if any, on, and the Fundamental Change Purchase Price for, the Securities in trust for the benefit of the holders of the Securities;

(2) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest, if any, on, or the Fundamental Change Purchase Price for, the Securities when the same shall be due and payable; and

(3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, and Fundamental Change Purchase Price for, the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, accrued and unpaid interest, or Fundamental Change Purchase Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, accrued and unpaid interest, if any, on or Fundamental Change Purchase Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on, or Fundamental Change Purchase Price for, the Securities when the same shall become due and payable.

(c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of the Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

Section 5.05 Reports. This Section 5.05 will replace Section 5.03 of the Base Indenture in its entirety.

The Company will file with the Trustee, within 15 days after it is required to file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.05 at the time of such filing through the EDGAR system (or such successor thereto).

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.06 Statements as to Defaults. The Company shall deliver to the Trustee, as soon as possible, and in any event within thirty days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company proposes to take with respect thereto. Such Officers’ Certificate shall also comply with any additional requirements set forth in Section 13.06 of the Base Indenture.

Section 5.07 Supplementary Interest Notice. If Supplementary Interest is payable by the Company pursuant to Section 6.04 hereof, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (a) the amount of such Supplementary Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Supplementary Interest is payable. If the Company has paid Supplementary Interest directly to the Persons entitled to them, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 5.08 Covenant to Take Certain Actions. Before taking any action which would cause an adjustment to the Conversion Rate such that the Conversion Price per share of Common Stock issuable upon conversion of the Securities would be less than the par value of the Common Stock, the Company shall take all corporate actions that may, in the opinion of its counsel, be necessary so it may validly and legally issue shares of Common Stock at such adjusted Conversion Rate.

ARTICLE 6

REMEDIES

Section 6.01 Amendments to the Base Indenture.

(a) The Holders shall not have the benefit of Article VI of the Base Indenture and, with respect to the Securities, this Article 6 supersedes Article VI of the Base Indenture in its entirety.

(b) The references to Section 6.01(a)(4) and Section 6.01(a)(5) in Section 7.06(c) of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section 6.02(h) and Section 6.02(i) hereof, respectively.

(c) The reference to Section 6.01(a)(3) in Section 11.03(b) of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section 6.02(c) hereof.

Section 6.02 Events of Default. Each of the following events (and only the following events) shall be an “Event of Default” wherever used with respect to the Securities:

(a) failure to pay the principal of any Security (including the Fundamental Change Purchase Price) when due and payable on the Maturity Date, upon required repurchase, upon Redemption, upon declaration of acceleration or otherwise;

(b) failure to pay interest when due and such failure continues for 30 days;

(c) failure to observe or perform any other covenant contained in the Securities or the Indenture and such failure continues for 60 days after the Company receives written notice from the Trustee or Holders of at least 25% of the aggregate principal amount of the Securities;

(d) failure by the Company to comply with its obligations under Article 4 hereof to convert the Securities determined in accordance with Article 4 hereof upon exercise of a Holder’s conversion right and that failure continues for five Business Days following the due date for the delivery thereof;

(e) failure by the Company to comply with its obligations under Article X of the Base Indenture;

(f) failure by the Company to issue a notice in accordance with the provisions of Section 4.01(b)(3) hereof or Section 3.02(b) hereof when due and such failure continues for five Business Days;

(g) failure by the Company to pay beyond any applicable grace period, or the acceleration of, indebtedness of the Company or any of the Company’s Subsidiaries in an aggregate amount greater than $55.0 million (or its foreign currency equivalent at the time);

(h) the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the Company’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; and

(i) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty consecutive days.

Section 6.03 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(h) or Section 6.02(i)), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Securities, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare the unpaid principal of and accrued interest, if any, due and payable immediately. If an Event of Default specified in Section 6.02(h) or Section 6.02(i) occurs and is continuing, then all unpaid principal amounts and accrued interest, if any, shall immediately become due and payable, without any action by the Trustee or any Holder of Securities.

Section 6.04 Supplementary Interest.

(a) Notwithstanding any provisions of the Indenture to the contrary, if the Company so elects, the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, or (ii) the Company’s failure to comply with Section 5.05 hereof (a “Reporting Event of Default”), will, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Securities (the “Supplementary Interest”) at a rate equal to (i) 0.25% per annum of the Outstanding principal amount of the Securities for each day during the 185-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the Outstanding principal amount of the Securities for each day during the 180-day period on which such Event of Default is continuing beginning on, and including the 186th day on which such Event of Default is continuing. If the Company so elects, such Supplemental Interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities. On the 366th day after such Event of Default (if the Reporting Event of Default is not cured or waived prior to such 366th day), the Securities will be subject to acceleration pursuant to Section 6.03. The provisions of this Section 6.04 will not affect the rights of Holders of Securities in the event of the occurrence of any Event of Default that is not a Reporting Event of Default. In the event the Company does not elect to pay the Supplemental Interest following an Event of Default in accordance with this Section 6.04 or the Company elected to make such payment but do not pay the Supplemental Interest when due, the Securities will be immediately subject to acceleration as provided in Section 6.03.

(b) In order to elect to pay the Supplemental Interest as the sole remedy during the first 365 days after the occurrence of an Reporting Event of Default, the Company must notify all Holders of Securities, the Trustee and the Paying Agent of such election prior to the beginning of such 365-day period. Upon the Company’s failure to timely give such notice, the Securities will be immediately subject to acceleration as provided in Section 6.03.

Section 6.05 Waiver of Past Defaults. The Trustee may withhold notice to the Holders of Securities of any Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest or the failure to deliver the consideration due upon conversion, if it determines that withholding such notice is in the Holders’ interest. The Holders of a majority in principal amount of the Securities may waive any Default or Event of Default with respect to the Securities and its consequences, except a continuing Default or Event of Default in the payment of principal or interest on the Securities or the failure to deliver the consideration due upon conversion. Any such waiver shall cure such Default or Event of Default.

Section 6.06 Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee, with respect to the Securities, provided that:

(a) the Trustee may refuse to follow any direction that conflicts with law or the Indenture;

(b) the Trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

(c) subject to the Trustee’s duties under the Trust Indenture Act, the Trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the Holders not involved in the proceeding.

Prior to taking any action hereunder, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.07 Limitation on Suits. A Holder of the Securities will only have the right to institute a proceeding under the Indenture or to appoint a receiver or trustee, or to seek other remedies if:

(a) the Holder has delivered to the Trustee written notice that an Event of Default has occurred and is continuing with respect to the Securities;

(b) the Holders of at least 25% of the aggregate principal amount of the Securities have made written request, and such Holders have offered indemnity to the Trustee satisfactory to the Trustee to institute such proceedings as Trustee; and

(c) the Trustee does not institute such proceeding, and does not receive from the Holders of a majority in the aggregate principal amount of the Outstanding Securities other conflicting directions within 60 days after such notice, request and offer.

A Holder may not use the Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of the Indenture by a Holder is unduly prejudicial to such other Holders.

Section 6.08 Rights of Holders to Receive Payment and to Convert. Notwithstanding anything to the contrary elsewhere in the Indenture, the right of any Holder to receive payment of the principal of, interest on, Fundamental Change Purchase Price for, its Securities, on or after the respective due date, and to convert its Securities and receive payment or delivery of the consideration due with respect to such Securities in accordance with Article 4 hereof, or to bring suit for the enforcement of any such payment or conversion rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.07 hereof.

Section 6.09 Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 6.02(a), 6.02(b) or 6.02(c) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, Fundamental Change Purchase Price for, and the amount of cash or the combination of cash and shares of Common Stock, if any, as the case may be, due upon the conversion of, the Securities, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 7.06 of the Base Indenture.

Section 6.10 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under the Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.11 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.07 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14 Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in the Indenture) or by the Holders, as the case may be.

Section 6.15 Priorities. If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.06 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, accrued and unpaid interest on, Fundamental Change Purchase Price for, and any cash due upon conversion of, any Security, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.15. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.16 Undertaking for Costs. All parties to the Indenture agree, and each Holder, by such Holder’s acceptance of a Security, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.16 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, any Security on or after the due date expressed or provided for in the Indenture or to any suit for the enforcement of the right to convert any Security in accordance with the provisions of Article 4 hereof.

Section 6.17 Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.18 Notices from the Trustee. Notwithstanding anything to the contrary in the Base Indenture, whenever a Default occurs and is continuing and in the case of a payment Default is known to the Trustee, or for all other Defaults for which a Responsible Officer of the Trustee received written notice at the Corporate Trust Office, the Trustee must deliver notice of such Default to the Holders within 90 days after the date on which such Default first occurred. Except in the case of a Default in the payment of the principal of, interest on, or Fundamental Change Purchase Price for, any Security or of a Default in the payment or delivery, as the case may be, of the consideration due upon conversion of a Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

ARTICLE 7

SATISFACTION AND DISCHARGE

Section 7.01 Inapplicability of Provisions of Base Indenture; Satisfaction and Discharge of the Indenture. Article XI of the Base Indenture shall not apply with respect to the Securities. The provisions set forth in this Article 7 shall, with respect to the Securities, supersede in their entirety Article XI of the Base Indenture. The references to Section 11.05 in Section 4.03(c) and Section 7.05 of the Base Indenture are, with respect to the Securities, hereby deemed replaced by a reference to Section 7.03 hereof.

When (a) the Company shall deliver to the Security Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have (1) become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date or Redemption Date, upon conversion or otherwise) and/or (2) been converted (and the related Settlement Amounts have been determined) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash or the combination of cash and shares of Common Stock, if any, as the case may be (solely to settle amounts due with respect to outstanding conversions), sufficient to pay all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation and/or settle all conversions, as the case may be, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from a firm of nationally recognized independent certified accountants or other financial professionals, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with the Indenture or the Securities.

Section 7.02 Deposited Monies to Be Held in Trust by Trustee. Subject to Section 7.04 hereof, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 7.01 hereof shall be held in trust for the sole benefit of the Holders of the Securities, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or settlement of which such monies or shares of Common Stock have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of the Indenture, all monies and shares of Common Stock, if any, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock.

Section 7.04 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the principal of or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 7.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures Without Consent of Holders. Section 9.01 of the Base Indenture shall not apply with respect to the Securities, and this Section 8.01 shall replace Section 9.01 of the Base Indenture in its entirety.

Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to cure any ambiguity, defect or inconsistency under the Indenture or the Securities;

(b) to evidence the succession by a successor company and to provide for the assumption by a successor company of the Company’s obligations under the Indenture as set forth in Article X of the Base Indenture;

(c) to add to the Company’s covenants, restrictions, conditions or provisions for the benefit of the Holders of all or any Outstanding Securities;

(d) to add any additional Events of Default for the benefit of the Holders of all or any Outstanding Securities;

(e) to change anything that does not materially adversely affect the interests of any Holder of Securities;

(f) to evidence and provide for the acceptance of appointment of a successor Trustee;

(g) to comply with the Applicable Procedures of the Depositary;

(h) to increase the Conversion Rate of the Securities;

(i) to irrevocably select a Settlement Method or Specified Dollar Amounts, or eliminate the Company’s right to choose a particular Settlement Method, on conversion of Securities;

(j) in connection with any transaction described under Section 4.07(a), provide that the Securities are convertible into Reference Property, subject to Section 4.03, and make certain related changes to the terms of the Securities to the extent expressly required by the Indenture;

(k) to provide for the issuance of additional Securities in accordance with the Indenture;

(l) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

(m) to conform the text of the Indenture or the Securities to the “Description of the Notes” section of the Prospectus Supplement and the “Description of Debt Securities” section of the accompanying Prospectus.

Section 8.02 Supplemental Indentures With Consent of Holders. Section 9.02 of the Base Indenture shall not apply with respect to the Securities, and this Section 8.02 shall replace Section 9.02 of the Base Indenture in its entirety.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture, including without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Securities and by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) extend the fixed maturity of the Securities;

(b) reduce the principal amount, reduce the rate of or extend the time of payment of interest of any Securities;

(c) reduce the amount of principal payable upon acceleration of the maturity of the Securities;

(d) change the currency in which the Securities or any interest thereon is payable;

(e) impair the right to enforce any payment on or with respect to any Security;

(f) make any change that impairs or adversely affects the conversion rights of any Securities;

(g) reduce the Redemption Price or the Fundamental Chance Purchase Price of any Security or amend or modify in any manner adverse to the rights of the Holders of the Securities the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(h) make any change to the rank or seniority of the Securities in a manner that is adverse to the rights of the Holders of the Securities; or

(i) reduce the percentage in principal amount of outstanding notes, the consent of whose Holders is required for modification or amendment of the Indenture or Securities or for waiver of compliance with certain provisions of the Indenture or for waiver of certain Defaults;

(j) reduce the requirements contained in the Indenture for quorum or voting; or

(k) modify any of the above provisions.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 8.03 Notice of Amendment or Supplement. After an amendment or supplement under this Article 8 becomes effective, the Company shall send to the Holders a notice briefly describing such amendment or supplement, unless a Current Report on Form 8-K (or successor form thereto) is filed by the Company describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Effect on Successors and Assigns. Notwithstanding Section 2.09 of the Base Indenture, all agreements of the Company, the Trustee, the Security Registrar, the Paying Agent and the Conversion Agent in the Indenture and the Securities will bind their respective successors.

Section 9.02 Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES.

Section 9.03 No Security Interest Created. Nothing in the Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 9.04 Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, the latter provision shall control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

Section 9.05 Benefits of Supplemental Indenture. Notwithstanding anything to the contrary in Section 2.09 of the Base Indenture, nothing in this Supplemental Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Authenticating Agent, any Security Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 9.06 Amendments to Base Indenture.

(a) Section 7.02 of the base indenture is, with respect to the Securities, hereby modified by deleting all text beginning with and following full paragraph (j) in such Section 7.02 and replacing it with the below text:

(j) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request and, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate or Opinion of Counsel and the Trustee shall not be liable for any action it takes or omits in good faith in reliance on such Officers’ Certificate of Opinion of Counsel;

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damages of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(l) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (1) any Event of Default occurring pursuant to Sections 6.01(a)(1) and 6.01(a)(2) or (2) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification at the Corporate Trust Office in the manner set forth in this Indenture. Delivery of reports, information and documents to the Trustee under Section 5.03 is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including the Company’s compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(b) The second paragraph of Section 13.03 of the Base Indenture is, with respect to the Securities, hereby deemed replaced by the below paragraph:

The Trustee and the Conversion Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee and the Conversion Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee and the Conversion Agent Instructions using Electronic Means and the Trustee and the Conversion Agent in its discretion elects to act upon such Instructions, the Trustee’s and the Conversion Agent’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee and the Conversion Agent cannot determine the identity of the actual sender of such Instructions and that the Trustee and the Conversion Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee and the Conversion Agent have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and the Conversion Agent and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. Neither the Trustee nor the Conversion Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or Conversion Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and the Conversion Agent, including without limitation the risk of the Trustee and the Conversion Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and the Conversion Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee and the Conversion Agent immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee and the Conversion Agent, or another method or system specified by the Trustee and the Conversion Agent as available for use in connection with its services hereunder.

Section 9.07 Calculations. Except as otherwise provided in the Indenture, the Company shall be responsible for making all calculations called for under the Securities. These calculations include, but are not limited to, determinations of the Stock Price or Trading Price, the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Securities and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities, the Trustee and the Conversion Agent. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

Whenever the Company is required to calculate the Conversion Rate, the Company will do so to the nearest 1/10,000th of a share of Common Stock.

Section 9.08 Execution in Counterparts and Electronic Execution. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture or in the Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 9.09 Notices. The Company or the Trustee, by notice given to the other in the manner provided in Section 13.03 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, the Security Registrar and the Conversion Agent. Each notice to the Trustee, the Paying Agent, the Security Registrar and the Conversion Agent shall be sufficiently given if in writing and mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent, the Security Registrar or the Conversion Agent, as the case may be, to the Company.

Section 9.10 Ratification of Base Indenture. The Base Indenture, as supplemented and as amended, with respect to the Securities, by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 9.11 The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

Section 9.12 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

BLACKSTONE MORTGAGE TRUST, INC.

By:	/s/ Douglas N. Armer
Name: Douglas N. Armer
Title: Executive Vice President, Capital Markets and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and Conversion Agent

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

[Signature Page to Supplemental Indenture]

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.06 based on the Stock Price and Effective Date set forth below.

	Stock Price
Effective Date	$31.54	$33.50	$35.00	$36.27	$40.00	$42.50	$43.53	$45.00	$47.50
March 29, 2022	4.1355	2.8988	2.1446	1.6195	0.5733	0.1899	0.0889	0.0060	0.0000
March 15, 2023	4.1355	2.7815	2.0277	1.5081	0.4960	0.1402	0.0512	0.0031	0.0000
March 15, 2024	4.1355	2.7815	2.0277	1.5015	0.4748	0.1402	0.0512	0.0031	0.0000
March 15, 2025	4.1355	2.7815	1.9614	1.4030	0.3838	0.0871	0.0301	0.0016	0.0000
March 15, 2026	4.1355	2.6060	1.7131	1.1329	0.2003	0.0141	0.0002	0.0000	0.0000
March 15, 2027	4.1355	2.2805	1.0011	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legend:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

No.:	[ ]
CUSIP:	09257W AE0
ISIN:	US09257WAE03

Principal Amount $[                 ]

[as revised by the Schedule of Increases

and Decreases in the Global Security attached hereto] (1)

Blackstone Mortgage Trust, Inc.

5.50% Convertible Senior Notes due 2027

Blackstone Mortgage Trust, Inc., a Maryland corporation, promises to pay to [                 ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[                ] on March 15, 2027 (the “Maturity Date”).

Interest Payment Dates: March 15 and September 15, beginning on September 15, 2022.

Regular Record Dates: March 1 and September 1.

Additional provisions of this Security are set forth on the other side of this Security.

(1)	Include for Global Securities only.

IN WITNESS WHEREOF, BLACKSTONE MORTGAGE TRUST, INC. has caused this instrument to be duly signed.

BLACKSTONE MORTGAGE TRUST, INC.

By:
Name:
Title:

Dated:

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York Mellon Trust Company, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

BLACKSTONE MORTGAGE TRUST, INC.

5.50% Convertible Senior Notes due 2027

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under a Senior Debt Indenture dated as of November 25, 2013 (herein called the “Base Indenture”), and as further supplemented by the Fourth Supplemental Indenture, dated as of March 29, 2022 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is not subject to redemption at the option of the Company prior to the Maturity Date except in accordance with the Indenture and does not benefit from a sinking fund.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Security will have the right, at such Holder’s option, to require the Company to purchase this Security, or any portion of this Security such that the principal amount of this Security that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding December 15, 2026, and (ii) on or after December 15, 2026, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Stated Maturity, to convert this Security or a portion of this Security such that the principal amount of this Security that is not converted equals $1,000 or an integral multiple of $1,000 in excess thereof, into an amount of cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, determined in accordance with Article 4 of the Supplemental Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Redemption Price, the Fundamental Change Purchase Price for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon or amounts due upon conversion on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price), interest on and the amount of cash, shares of Common Stock or combination of cash and shares of Common Stock, as the case may be, due upon conversion of, this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other similar governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full

TEN COM - as tenants in common	UNIF GIFT MIN ACT	Custodian
(Cust)
TEN ENT - as tenants by the entireties

(Minor)
JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act		(State)

Additional abbreviations may also be used though not in the above list.

ANNEX A

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial principal amount of Global Security:

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	principal amount of Global Security after Increase or Decrease	Notation by Security Registrar or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Blackstone Mortgage Trust, Inc.

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or a portion hereof (which is such that the principal amount of the portion of this Security that will not be converted equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated, into an amount of cash, shares of Common Stock or combination of cash and shares of Common Stock, as the case may be, in accordance with the terms of the Indenture referred to in this Security, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Securities representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Dated
Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

Fill in for registration of any shares of Common Stock and Securities if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address
(including zip code number)
Social Security or other Taxpayer

Identifying Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:	Blackstone Mortgage Trust, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Blackstone Mortgage Trust, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (i) the entire principal amount of this Security, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Securities, the certificate numbers of the Securities to be purchased are as set forth below:

Dated:
Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all):
$ ,000
NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                 to                 transfer the said Security on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program